UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 19, 2026

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Marienfeld Place 110 N. Marienfeld Street, Suite 300 Midland, TX	79701
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2026, the Board of Directors of ProPetro Holding Corp. (the “Company”) approved, subject to stockholder approval, the Third Amended and Restated ProPetro Holding Corp. 2020 Long Term Incentive Plan (the “A&R LTIP”). As further described below in Item 5.07, the Company’s stockholders approved the A&R LTIP at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on May 19, 2026. As a result, the A&R LTIP became effective on May 19, 2026.

The A&R LTIP increases the number of shares of common stock available for issuance thereunder by 3,540,000, from 10,520,000 to 14,060,000, subject to the share recycling and adjustment provisions of the A&R LTIP. All 14,060,000 shares will be available for issuance upon the exercise of incentive stock options. The A&R LTIP also extends the term of the plan to the tenth anniversary of the Annual Meeting.

Consistent with the predecessor plan, the A&R LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”), (ii) stock options that do not qualify as ISOs, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock units, (vi) awards of vested stock, (vii) dividend equivalents, (viii) other stock-based or cash awards, and (ix) substitute awards. Employees, non-employee directors, and other service providers of the Company and its affiliates are eligible to receive awards under the A&R LTIP. Consistent with the predecessor plan, the A&R LTIP provides that, subject to certain exceptions, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or awards, for such individual’s service on the Board in excess of $500,000.

The material terms of the A&R LTIP are described in more detail in the section entitled “Proposal 3: Approval of The Third Amended and Restated 2020 Long Term Incentive Plan” of the Company’s definitive proxy statement for the Annual Meeting, which was filed with the United States Securities and Exchange Commission on April 8, 2026 and is incorporated by reference herein (the “Proxy Statement”).

The foregoing description of the A&R LTIP is qualified in its entirety by reference to the A&R LTIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, on May 19, 2026, the Company’s stockholders elected each of the Company’s eight director nominees to serve until the Company’s 2027 Annual Meeting of Stockholders. Further, the Company’s stockholders approved on an advisory basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The Company’s stockholders also approved the A&R LTIP and the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of eight director nominees to serve for a one-year term.

NOMINEES	FOR	WITHHOLD	BROKER NON-VOTES
Phillip A. Gobe	101,385,863	2,357,907	5,178,770
Samuel D. Sledge	102,659,459	1,084,311	5,178,770
Mark S. Berg	87,173,176	16,570,594	5,178,770
Anthony J. Best	100,956,242	2,787,528	5,178,770
G. Larry Lawrence	102,249,933	1,493,837	5,178,770
Mary P. Ricciardello	103,149,416	594,354	5,178,770
Michele Vion	101,751,929	1,991,841	5,178,770
Alex V. Volkov	94,348,357	9,395,413	5,178,770

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
101,804,092	1,425,578	514,096	5,178,774

Proposal 3 – Approval of the Third Amended and Restated 2020 Long-Term Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
100,353,756	2,874,263	515,748	5,178,773

Proposal 4 – Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

FOR	AGAINST	ABSTAIN
108,512,857	37,747	371,936

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

10.1#	Third Amended and Restated ProPetro Holding Corp. 2020 Long Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: May 22, 2026
	By:	/s/ John J. Mitchell
John J. Mitchell
General Counsel and Corporate Secretary

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